SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.


FOR PERIOD ENDING:  12/31/2006
FILE NUMBER  811- 2699
SERIES NO.:  12


72DD.    1.   Total income dividends for which record date passed during the period. ($000's Omitted)
              Class A                                                $ 6,733
         2.   Dividends for a second class of open-end company shares
              ($000's Omitted)
              Class B                                                $ 2,233
              Class C                                                $ 1,733
              Class R                                                $   293
              Institutional Class                                    $     4

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
         1.   Dividends from net investment income
              Class A                                                $0.2783
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B                                                $0.19310
              Class C                                                $0.19310
              Class R                                                $0.25040
              Institutional Class                                    $0.30790

74U.     1.   Number of shares outstanding (000's omitted)
              Class A                                                  25,535
         2.   Number of shares outstanding of a second class of open-end company shares (000's omitted)
              Class B                                                  12,063
              Class C                                                   9,439
              Class R                                                   1,252
              Institutional Class                                          13

74V.     1.   Net asset value per share (to nearest cent)
              Class A                                                  $12.23
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                                                  $12.17
              Class C                                                  $12.17
              Class R                                                  $12.21
              Institutional Class                                      $12.26